UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   March 15, 2021

REPRO MED SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

New York	0-12305	13-3044880
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

24 Carpenter Road, Chester, New York	10918
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code   (845) 469-2042

not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	KRMD	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  [_]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [_]

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Appointment of Executive Officer

Effective March 15, 2021, Linda Tharby was employed by Repro Med Systems, Inc. dba KORU Medical Systems (the “Company”) to serve as the Company’s President and Chief Executive Officer effective April 12, 2021. James M. Beck, interim Chief Executive Officer, will resign from that position upon the appointment of Ms. Tharby and will continue as a member of the Board of Directors.

Ms. Tharby is an experienced global medical device industry executive, with a 24-year career with Becton Dickinson and Company (“BD”; NYSE: BDX), a leading medical technology company. Ms. Tharby was a member of the Executive Leadership team of BD that transformed the company from an $8 billion medical supplies company to an $18 billion global medical technology company. With over 20 years of experience in global business leadership roles, Ms. Tharby has been accountable for portfolio innovation and global commercialization across multiple business units. Ms. Tharby also has enterprise change and integration experience, with her most recent role at BD, from July 2018 through December 2020, as the company’s Chief Customer Experience Officer and in her prior role, as the company’s Chief Human Resources Officer, from October 2016 through July 2018, through BD’s $24 billion acquisition and integration of C.R. Bard in 2017. Prior to that, she served at BD as the Executive Vice President and President of the Life Sciences segment, Group President of Preanalytical Systems and BD Biosciences, Worldwide President of Diabetes Care, and Vice President and General Manager of Pharmaceutical Systems. Since 2014, Ms. Tharby has served on the Columbia University School of Public Health Board of Advisors.

In connection with her employment, Ms. Tharby entered into an employment agreement with the Company dated March 15, 2021. Pursuant to this agreement, Ms. Tharby will receive an annual base salary of $550,000 and be eligible to earn an annual bonus, paid 70% in cash and 30% in shares of the Company’s common stock, with a target of 80% of her base salary, based on achievement of objectives set in accordance with the Company’s management incentive compensation plan for executives, payable by March 15 of the following year.

Under the Agreement, Ms. Tharby received non-qualified stock options pursuant to the Company’s 2015 Stock Option Plan, as amended, to purchase up to 1,000,000 shares of the Company’s common stock at an exercise price of $3.875 per share, subject to vesting as follows, provided she is then employed by the Company: 25% on March 15, 2022 and 25% each twelve months thereafter.

In addition, Ms. Tharby will receive three restricted stock awards on April 12, 2021 as follows, each vesting subject to employment on the respective vesting date:

(1) 600,000 shares of common stock, vesting as follows: if the Company’s Net Sales Growth (defined below) for any of the fiscal years ended December 31, 2022, 2023, 2024 or 2025 (each, a “Target Year”) is at least the applicable Net Sales Target set forth on the schedule to the restricted stock award agreement, then, on the applicable Vesting Date, a corresponding portion of the restricted stock award will vest as set forth on such schedule. Additionally, if Net Sales Growth is less than any of the Net Sales Targets set forth in such schedule in any Target Year (a “Miss Year”), vesting of the restricted stock award in the following Target Years (each such subsequent Target Year, a “Catch-up Year”) shall be further subject to the following catch-up vesting provisions: if the Net Sales Growth in the Miss Year(s) when averaged with the Net Sales in each Catch-up Year(s) equals or exceeds a Net Sales Target in any single Miss Year that has not previously been obtained, then on the applicable Vesting Date, an additional portion of the Award shall vest as if the applicable Net Sales Target had been met in the Miss Year(s). Notwithstanding the foregoing, the restricted stock award shall automatically vest in full upon the Company maintaining, for a period of at least two consecutive fiscal quarters after January 1, 2022, at least a specified run rate over the previous four fiscal quarters, as reported in the Company’s filings pursuant to the Securities Exchange Act of 1934, as amended.

(2) 200,000 shares of common stock vesting 25% on April 12, 2022 and 25% each twelve months thereafter.

(3) 200,000 shares of common stock vesting as follows: (i) 50,000 shares on the first date on which the Company’s Market Capitalization for a period of 90 consecutive days has been, or there has been a Change of Control (as defined in the Employment Agreement) of the Company with an enterprise value of, at least $500,000,000 but less than $600,000,000; (ii) 50,000 shares on the first date on which the Company’s Market Capitalization for a period of 90 consecutive days has been, or there has been a Change of Control of the Company with an enterprise value of, at least $600,000,000 but less than $750,000,000; and (iii) 100,000 shares on the date on which the Company’s Market Capitalization for a period of 90 consecutive days has been, or there has been a Change of Control of the Company with an enterprise value of, at least $750,000,000. “Market Capitalization” shall be determined by (A) multiplying the number of shares reported as outstanding on the cover of the Company’s most recent Form 10-K or 10-Q, as applicable, as filed with the Securities and Exchange Commission, by (B) the Fair Market Value of the Common Stock (as defined in the Company’s 2015 Stock Option Plan, as amended) on each day. Notwithstanding the foregoing, no portion of the restricted stock award shall vest on or following the fifth anniversary of the award date.

Upon termination of Ms. Tharby’s employment by the Company without “cause” or by Ms. Tharby for “good reason” (as defined in the employment agreement) within 3 months prior to or 12 months following a “change of control” (as defined in the employment agreement) of the Company, all equity awards pursuant to the employment agreement will become fully vested.

Should the Company terminate Ms. Tharby’s employment without “cause” or should she leave the Company for “good reason,” she will be eligible for a severance package comprised of (i) base salary for 12 months, calculated at the rate of her then base salary, to be paid in accordance with the Company’s normal payroll practices; (ii) her Annual Bonus as if earned for the year of termination; and (iii) if termination occurs on or after January 1, 2022, acceleration of her stock options and restricted stock award set forth under (2) above for the year of termination (i.e., 25% of total award), if not then vested. For the same period, the Company will also cover the cost of health insurance, which is continued by Ms. Tharby through COBRA election.

The employment agreement contains customary confidentiality and assignment of invention provisions and mutual non-disparagement covenant, as well as one year non-competition and non-solicitation covenants. The Company has agreed to reimburse Ms. Tharby up to $12,500 in legal fees associated with the employment agreement.

ITEM 8.01 OTHER INFORMATION.

On March 19, 2021, the Company issued a press release announcing the employment of Linda Tharby to serve as the Company’s President and Chief Executive Officer effective April 12, 2021. A copy of the Company’s press release is furnished as Exhibit 99.1 to this report.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Exhibits.

Exhibit No.	Description

99.1	Press release dated March 19, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPRO MED SYSTEMS, INC. (Registrant)

Date: March 19, 2021	By:	/s/ Karen Fisher
Karen Fisher Chief Financial Officer